Lithia & Driveway (LAD) Increases Revenue 4% and Reports Diluted EPS of $8.30
________________________________________________

Increases Dividend to $0.50 per Share for First Quarter

Medford, Oregon, April 19, 2023 - Lithia & Driveway (NYSE: LAD) today reported the highest first quarter revenue in company history.

First quarter 2023 revenue increased 4% to $7.0 billion from $6.7 billion in the first quarter of 2022.

First quarter 2023 net income attributable to LAD per diluted share was $8.30, a 28% decrease from $11.55 per diluted share reported in the first quarter of 2022. Adjusted first quarter 2023 net income attributable to LAD per diluted share was $8.44, a 29% decrease compared to $11.96 per diluted share in the same period of 2022. Unrealized foreign currency losses negatively impacted earnings per share by $0.04.

First quarter 2023 net income was $230 million, a 33% decrease compared to net income of $344 million in the same period of 2022. Adjusted first quarter 2023 net income was $233 million, a 34% decrease compared to adjusted net income of $356 million for the same period of 2022.

As shown in the attached non-GAAP reconciliation tables, the 2023 first quarter adjusted results exclude a $0.14 per diluted share impact resulting from non-core charges, specifically one-time vendor contract buyouts, acquisition expenses, non-cash unrealized investment loss, and insurance reserves, partially offset by a net gain on the sale of stores. The 2022 first quarter adjusted results exclude a $0.41 per diluted share net non-core charge related to a non-cash unrealized investment loss and acquisition expenses, partially offset by a net gain on sale of stores.

First Quarter-Over-Quarter Comparisons and 2023 Performance Highlights:

•Revenues increased 4%
•New and used unit growth was 4% and 6%, respectively
•Total vehicle gross profit per unit of $5,585, down $1,240
•Driveway averaged 2.4 million monthly unique visitors in the quarter, and over 2.7 million in March alone
•Driveway Finance Corporation (DFC) penetration rate rose to over 14% in Q1, originating nearly $630 million in loans
•Service, body, and parts revenues increased 17%
•Adjusted SG&A as a percentage of gross profit was 62.7%

“Our solid first quarter performance demonstrates the durability and diversity of our business model. With a wide selection of products and services for all affordability levels, we are positioned well to meet consumer needs in-store or online through Driveway and other omnichannel store offerings,” said Bryan DeBoer, Lithia & Driveway, President and CEO. “As we navigate the current environment, we continue to find accretive acquisitions that expand our network, grow DFC, which will increase our profitability in the long-term, and progress toward the goals in our 2025 Plan. Our strong balance sheet and significant capital engine position us well to further consolidate the industry.”

Corporate Development
During the first quarter, LAD acquired a total of 37 locations, which are expected to generate over $2 billion in annualized revenues, and divested of a single store, which generated $46 million in the past year. We entered the United Kingdom with the acquisition of the Jardine Motors Group and acquired Acura of Thornhill, located in North Toronto. Since announcing the 2025 Plan in July 2020, we have acquired a total of $16 billion in annualized revenues.

Balance Sheet Update
LAD ended the first quarter with approximately $1.4 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.5 billion.

Dividend Payment
The Board of Directors approved a dividend increase to $0.50 per share related to first quarter 2023 financial results. The dividend is expected to be paid on May 26, 2023 to shareholders of record on May 12, 2023.
First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2023 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2023 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the premier automotive retailer, offering a wide selection of vehicles across global manufacturers and providing a full suite of financing, leasing, repair, and maintenance options. Purchasing and owning a vehicle is easy and hassle-free with convenient solutions offered through our comprehensive network of locations, e-commerce platforms, and captive finance division. We deliver profitable growth through consolidating one of the largest retail sector in North America as we modernize the retail experience wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan and related targets
•The growth, expansion, make-up and success of our network, including finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business

•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2023	2022	(Decrease)
Revenues:
New vehicle retail	$3,278.9	$3,061.8	7.1%
Used vehicle retail	2,227.5	2,234.5	(0.3)
Used vehicle wholesale	356.7	385.8	(7.5)
Finance and insurance	318.3	313.2	1.6
Service, body and parts	736.3	627.8	17.3
Fleet and other	56.1	82.2	(31.8)
Total revenues	6,973.8	6,705.3	4.0%
Cost of sales:
New vehicle retail	2,945.1	2,660.5	10.7
Used vehicle retail	2,061.8	2,010.7	2.5
Used vehicle wholesale	359.5	378.1	(4.9)
Service, body and parts	341.9	298.8	14.4
Fleet and other	54.0	79.1	(31.7)
Total cost of sales	5,762.3	5,427.2	6.2
Gross profit	1,211.5	1,278.1	(5.2)%

Financing operations (loss) income	(20.8)	5.0	(516.0)%

SG&A expense	764.4	739.9	3.3
Depreciation and amortization	47.3	36.5	29.6
Income from operations	379.0	506.7	(25.2)%
Floor plan interest expense	(27.7)	(4.9)	465.3
Other interest expense	(39.0)	(26.2)	48.9
Other income (expense), net	2.0	(5.8)	NM
Income before income taxes	314.3	469.8	(33.1)%
Income tax expense	(84.7)	(126.2)	(32.9)
Income tax rate	26.9%	26.9%
Net income	$229.6	$343.6	(33.2)%
Net income attributable to non-controlling interests	(0.7)	(0.5)	40.0%
Net income attributable to redeemable non-controlling interest	(0.2)	(0.9)	(77.8)%
Net income attributable to LAD	$228.7	$342.2	(33.2)%

Diluted earnings per share attributable to LAD:
Net income per share	$8.30	$11.55	(28.1)%

Diluted shares outstanding	27.5	29.6	(7.1)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2023	2022	(Decrease)
Gross margin
New vehicle retail	10.2%	13.1%	(290)	bps
Used vehicle retail	7.4	10.0	(260)
Finance and insurance	100.0	100.0	—
Service, body and parts	53.6	52.4	120
Gross profit margin	17.4	19.1	(170)

Unit sales
New vehicle retail	67,796	64,942	4.4%
Used vehicle retail	78,142	73,689	6.0

Average selling price
New vehicle retail	$48,364	$47,146	2.6%
Used vehicle retail	28,506	30,323	(6.0)

Average gross profit per unit
New vehicle retail	$4,924	$6,179	(20.3)%
Used vehicle retail	2,120	3,037	(30.2)
Finance and insurance	2,181	2,260	(3.5)
Total vehicle(1)	5,585	6,825	(18.2)

Revenue mix
New vehicle retail	47.0%	45.7%
Used vehicle retail	31.9	33.3
Used vehicle wholesale	5.1	5.8
Finance and insurance, net	4.6	4.7
Service, body and parts	10.6	9.4
Fleet and other	0.8	1.1

Gross Profit Mix
New vehicle retail	27.6%	31.4%
Used vehicle retail	13.7	17.5
Used vehicle wholesale	(0.2)	0.6
Finance and insurance, net	26.3	24.5
Service, body and parts	32.4	25.8
Fleet and other	0.2	0.2

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2023	2022	2023	2022
SG&A as a % of revenue	10.9%	11.1%	11.0%	11.0%
SG&A as a % of gross profit	62.7	58.2	63.1	57.9
Operating profit as a % of revenue	5.5	7.5	5.4	7.6
Operating profit as a % of gross profit	31.6	39.4	31.3	39.6
Pretax margin	4.6	7.2	4.5	7.0
Net profit margin	3.3	5.3	3.3	5.1
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2023	2022	(Decrease)
Revenues
New vehicle retail	$2,900.4	$2,996.8	(3.2)%
Used vehicle retail	1,990.9	2,184.9	(8.9)
Finance and insurance	284.7	305.6	(6.8)
Service, body and parts	669.9	612.6	9.4
Total revenues	6,218.2	6,555.5	(5.1)

Gross profit
New vehicle retail	$295.3	$392.3	(24.7)%
Used vehicle retail	148.4	218.3	(32.0)
Finance and insurance	284.7	305.6	(6.8)
Service, body and parts	355.6	321.2	10.7
Total gross profit	1,082.7	1,248.2	(13.3)

Gross margin
New vehicle retail	10.2%	13.1%	(290)	bps
Used vehicle retail	7.5	10.0	(250)
Finance and insurance	100.0	100.0	—
Service, body and parts	53.1	52.4	70
Gross profit margin	17.4	19.0	(160)

Unit sales
New vehicle retail	59,440	63,439	(6.3)%
Used vehicle retail	70,157	71,890	(2.4)

Average selling price
New vehicle retail	$48,795	$47,238	3.3%
Used vehicle retail	28,377	30,393	(6.6)

Average gross profit per unit
New vehicle retail	$4,968	$6,183	(19.7)%
Used vehicle retail	2,116	3,037	(30.3)
Finance and insurance	2,197	2,259	(2.7)
Total vehicle(1)	5,596	6,830	(18.1)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	March 31,	December 31,	March 31,
	2023	2022	2022
Days Supply(1)
New vehicle inventory	52	47	27
Used vehicle inventory	52	55	50
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended March 31,
($ in millions)	2023	% (1)	2022	% (1)
Interest margin:
Interest, fee, and lease income	$53.9	8.9	$22.4	9.7
Interest expense	(37.5)	(6.2)	(3.8)	(1.7)
Total interest margin	$16.4	2.7	$18.6	8.1
Provision expense	$(26.3)	(4.3)	$(3.7)	(1.6)
Financing operations income (loss)	$(20.8)	(3.4)	$5.0	2.2

Total average managed finance receivables	$2,461.9		$932.0
(1)Annualized percentage of total average managed finance receivables

Financial covenants	Requirement	As of March 31, 2023
Fixed charge coverage ratio	Not less than 1.20 to 1	4.59 to 1
Leverage ratio	Not more than 5.75 to 1	1.69 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2023	December 31, 2022
Cash and restricted cash	$299.4	$246.7
Trade receivables, net	843.1	813.1
Inventories, net	3,855.6	3,409.4
Other current assets	149.6	161.7
Total current assets	$5,147.7	$4,630.9

Property and equipment, net	3,719.7	3,574.6
Finance receivables, net	2,584.8	2,187.6
Intangibles	3,445.2	3,316.9
Other non-current assets	1,524.0	1,296.6
Total assets	$16,421.4	$15,006.6

Floor plan notes payable	2,664.2	2,116.6
Other current liabilities	1,283.8	1,061.6
Total current liabilities	$3,948.0	$3,178.2

Long-term debt, less current maturities	5,066.0	5,088.3
Non-recourse notes payable, less current maturities	779.2	422.2
Other long-term liabilities and deferred revenue	1,146.4	1,066.8
Total liabilities	$10,939.6	$9,755.5

Equity	5,481.8	5,251.1
Total liabilities & equity	$16,421.4	$15,006.6

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
	2023	2022
Net income	$229.6	$343.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	49.6	39.2
Stock-based compensation	9.1	10.5
Gain on disposal of assets	0.1	0.9
Net disposal gain on sale of stores	(7.2)	(10.0)
Unrealized investment loss (gain)	0.4	14.9
Deferred income taxes	14.5	11.3
Amortization of operating lease right-of-use assets	15.7	3.6
(Increase) decrease:
Trade receivables, net	24.0	(80.4)
Inventories	(56.9)	(244.9)
Finance receivables, net	(397.0)	(201.4)
Other assets	14.1	(55.2)
Increase (decrease):
Floor plan notes payable, net	38.9	33.7
Trade payables	(10.0)	26.0
Accrued liabilities	31.7	111.6
Other long-term liabilities and deferred revenue	(5.6)	22.9
Net cash (used in) provided by operating activities	$(49.0)	$26.3

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2023	2022
As reported	$(49.0)	$26.3
Floor plan notes payable, non-trade, net	187.6	177.1
Adjust: finance receivables activity	397.0	201.4
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(3.7)	(47.6)
Adjusted	$531.9	$357.2

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2023
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Vendor contract buyouts	Adjusted
Selling, general and administrative	$764.4	$7.2	$—	$(0.1)	$(1.3)	$(10.1)	$760.1
Operating income	379.0	(7.2)	—	0.1	1.3	10.1	383.3
Other income (expense), net	2.0	—	0.5	—	—	—	2.5

Income before income taxes	314.3	(7.2)	0.5	0.1	1.3	10.1	319.1
Income tax (provision) benefit	(84.7)	1.9	—	—	(0.2)	(2.7)	(85.7)
Net income	$229.6	$(5.3)	$0.5	$0.1	$1.1	$7.4	$233.4
Net income attributable to non-controlling interests	(0.7)	—	—	—	—	—	(0.7)
Net income attributable to redeemable non-controlling interest	(0.2)	—	—	—	—	—	(0.2)
Net income attributable to LAD	$228.7	$(5.3)	$0.5	$0.1	$1.1	$7.4	$232.5

Diluted earnings per share attributable to LAD	$8.30	$(0.19)	$0.02	$—	$0.04	$0.27	$8.44
Diluted share count	27.5

	Three Months Ended March 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$739.9	$10.0	$—	$(6.6)	$743.3
Operating income	506.7	(10.0)	—	6.6	503.3
Other income (expense), net	(5.8)	—	14.9	—	9.1

Income before income taxes	469.8	(10.0)	14.9	6.6	481.3
Income tax (provision) benefit	(126.2)	2.6	—	(1.9)	(125.5)
Net income	$343.6	$(7.4)	$14.9	$4.7	$355.8
Net income attributable to non-controlling interests	(0.5)	—	—	—	(0.5)
Net income attributable to redeemable non-controlling interest	(0.9)	—	—	—	(0.9)
Net income attributable to LAD	$342.2	$(7.4)	$14.9	$4.7	$354.4

Diluted earnings per share attributable to LAD	$11.55	$(0.25)	$0.50	$0.16	$11.96
Diluted share count	29.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2023	2022	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$229.6	$343.6	(33.2)%
Flooring interest expense	27.7	4.9	465.3
Other interest expense	39.0	26.2	48.9
Financing operations interest expense	37.5	3.8	886.8
Income tax expense	84.7	126.2	(32.9)
Depreciation and amortization	47.3	36.5	29.6
Financing operations depreciation expense	2.3	2.7	(14.8)%
EBITDA	$468.1	$543.9	(13.9)%

Other adjustments:
Less: flooring interest expense	$(27.7)	$(4.9)	465.3
Less: financing operations interest expense	(37.5)	(3.8)	886.8
Less: used vehicle line of credit interest	(1.5)	(0.2)	650.0
Add: acquisition expenses	1.3	6.6	(80.3)
Add: loss (gain) on divestitures	(7.2)	(10.0)	NM
Add: investment loss (gain)	0.5	14.9	NM
Add: insurance reserves	0.1	—	NM
Add: vendor contract buyouts	10.1	—	NM
Adjusted EBITDA	$406.2	$546.5	(25.7)%
NM - not meaningful

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2023		2022		(Decrease)
Floor plan notes payable: non-trade	$1,664.9		$1,002.8		66.0%
Floor plan notes payable	999.3		388.2		157.4
Used and service loaner vehicle inventory financing facility	843.6		730.0		15.6
Revolving lines of credit	1,012.4		132.1		666.4
Warehouse facilities	875.0		125.0		600.0
Non-recourse notes payable	825.4		278.3		196.6
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	651.5		687.6		(5.3)
Unamortized debt issuance costs	(30.6)		(25.2)		21.4
Total debt	$8,591.5		$5,068.8		69.5%

Less: Floor plan related debt	$(3,507.8)		$(2,121.0)		65.4%
Less: Financing operations related debt	(1,700.4)		(403.3)		321.6
Less: Cash and restricted cash	(299.4)		(161.4)		85.5
Less: Availability on used vehicle and service loaner financing facilities	(5.9)		(58.0)		(89.8)
Net Debt	$3,078.0		$2,325.1		32.4%

TTM Adjusted EBITDA	$1,875.0		$2,102.5		(10.8)%

Net debt to Adjusted EBITDA	1.64	x	1.11	x
NM - not meaningful